SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                  FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): April 17, 2003


                           THE INTERGROUP CORPORATION
                ----------------------------------------------------
                Exact Name of Registrant as Specified in Its Charter

                                  Delaware
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       1-10324                                      13-3293645
 ----------------------                   ----------------------------------
(Commission File Number)                 (IRS Employer Identification Number)


 820 Moraga Drive, Los Angeles, CA                           90049
---------------------------------------                     --------
(Address of Principal Executive Offices)                    Zip Code


                               (310) 889-2500
             ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

                                   N/A
           ----------------------------------------------------------
          (Former Name or Former Address if Changed Since Last Report)

ITEM 5.  Other Events.

Continental Casualty Company v. The InterGroup Corporation and John V. Winfield; United States District Court, Central District of California, Case No. 01-01034.

On April 17, 2003, the parties entered into a stipulation and order for dismissal of the above-entitled action with prejudice following the consummation of a settlement, which was reached at a mediation proceeding. From a total settlement of $2.7 million, The InterGroup Corporation ("InterGroup" or the "Company") received net proceeds of approximately $2,235,000, on April 22, 2003, after the payment of attorneys' fees and other costs incurred in the action. The Company will record the net settlement amounts as other income in the fourth quarter of its fiscal year ending June 30, 2003, which was the period in which they were received.


                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            THE INTERGROUP CORPORATION


Dated: April 25, 2003                    By  /s/ John V. Winfield
                                             -----------------------------
                                             John V. Winfield
                                             President





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